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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Egalet Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EGALET CORPORATION
460 East Swedesford Road, Suite 1050
Wayne, PA 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 9, 2014

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Egalet Corporation, a Delaware corporation. The meeting will be held on Monday, June 9, 2014 at 9 a.m. local time at the Sheraton Hotel at 480 North Gulph Road, King of Prussia, Pennsylvania 19406 for the following purposes:

  1.
  To elect the Board of Directors' nominee, Robert Radie, to hold office until the 2017 Annual Meeting of Stockholders.

  2.
  To approve an amendment to the Egalet Corporation 2013 Stock-Based Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan.

  3.
  To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

  4.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement.

        The record date for the Annual Meeting is April 14, 2014. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting to Be Held on
Monday, June 9, 2014 at 9:00 a.m. local time at the Sheraton Hotel at
480 North Gulph Road, King of Prussia, Pennsylvania 19406.

The proxy statement and annual report to stockholders
are available at www.proxyvote.com.

By Order of the Board of Directors
/s/ STAN MUSIAL Stan Musial Chief Financial Officer and Secretary

Wayne, Pennsylvania
April 30, 2014

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ABOUT THE MEETING	1
PROPOSAL 1: ELECTION OF DIRECTOR	6
CORPORATE GOVERNANCE	9
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	12
EXECUTIVE OFFICERS	16
EXECUTIVE COMPENSATION	17
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE EGALET CORPORATION 2013 STOCK-BASED INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	31
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	31
PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	34
HOUSEHOLDING OF PROXY MATERIALS	36
OTHER MATTERS	36
ANNEX A: EGALET CORPORATION 2013 STOCK-BASED INCENTIVE COMPENSATION PLAN	A-1
ANNEX B: PROPOSED AMENDMENT NO. 1 TO EGALET CORPORATION 2013 STOCK-BASED INCENTIVE COMPENSATION PLAN	B-1

        On November 26, 2013, Egalet Corporation acquired all of the outstanding shares of Egalet Limited ("Egalet UK"). As a result, Egalet UK became a wholly-owned subsidiary of Egalet Corporation, and the former shareholders of Egalet UK received shares of Egalet Corporation (the "Share Exchange"). Unless the context indicates otherwise, as used in this Annual Report on Form 10-K, the terms "Egalet," "we," "us," "our," "our company" and "our business" refers to the Company for all periods subsequent to the Share Exchange, and to Egalet UK for all periods prior to the Share Exchange.

EGALET CORPORATION
460 East Swedesford Road, Suite 1050
Wayne, PA 19087

PROXY STATEMENT
FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

June 9, 2014

ABOUT THE MEETING

Why did I receive a notice regarding the availability of proxy materials on the internet?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the "Notice") because the Board of Directors (the "Board") of Egalet Corporation (also referred to as "we," "us," "Egalet," and the "Company") is soliciting your proxy to vote at the 2014 Annual Meeting of Stockholders, including any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or may request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

        We intend to mail the Notice on or about April 30, 2014 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

        The meeting will be held on Monday, June 9, 2014 at 9:00 a.m. local time at the Sheraton Hotel at 480 North Gulph Road, King of Prussia, Pennsylvania 19406. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 14, 2014 will be entitled to vote at the Annual Meeting. On this record date, there were 18,114,423 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on April 14, 2014 your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

        If on April 14, 2014 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are three matters scheduled for a vote:

  Proposal 1: Election of Robert Radie to serve as a Class A director for a three-year term.

  Proposal 2: Approval of an amendment to the Egalet Corporation 2013 Stock-Based Incentive Plan (the "Stock Plan") to increase the number of shares of common stock authorized for issuance under the Stock Plan. A copy of the Stock Plan and the proposed amendment are attached to this Proxy Statement as Annexes A and B, respectively

  Proposal 3: Ratification of the selection by the Board of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

What if another matter is properly brought before the meeting?

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        For the proposal to elect Mr. Radie to the Board, you may either vote "For" Mr. Radie or you may "Withhold" your vote. For the proposal to approve an amendment to the Stock Plan to increase the number of shares of common stock authorized for issuance under the Stock Plan, you may vote "For" or "Against" or abstain from voting. For the proposal to ratify the selection of Grant Thornton LLP, you may vote "For" or "Against" or abstain from voting.

        The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  In Person:  To vote in person, come to the Annual Meeting. Ballots will be available.

  •
  By Mail:  To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  By Telephone:  To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 8, 2014 to be counted.

  •
  Via the Internet:  To vote through the internet, go to www.proxyvote.com and follow the on-screen instructions. Your internet vote must be received by 11:59 p.m., Eastern Time on June 8, 2014 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 14, 2014.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        See "What are broker non-votes?" below.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, "For" the election of Mr. Radie as director, "For" the approval of an amendment to the Stock Plan to increase the number of shares of common stock authorized for issuance under the Stock Plan, and "For" the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting.

Stockholder of Record: Shares Registered in Your Name

        If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the internet.

  •
  You may send a timely written notice that you are revoking your proxy to our Secretary at Egalet Corporation, 460 East Swedesford Road, Suite 1050, Wayne, PA 19087.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.

When are stockholder proposals and director nominations due for next year's annual meeting?

        Your proposal must be submitted in writing to our Secretary at Egalet Corporation, 460 East Swedesford Road, Suite 1050, Wayne, PA 19087 no earlier than the close of business on March 11, 2015, and no later than the close of business on April 10, 2015.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect Mr. Radie, votes "For," "Withhold" and broker non-votes; with respect to the proposal to approve an amendment to the Stock Plan to increase the number of shares of common stock authorized for issuance under the Stock Plan, votes "For" and "Against," abstentions and, if applicable, broker non-votes; and, with respect to the proposal to ratify the selection of Grant Thornton LLP, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Abstentions will have the same effect as an "Against" vote for the proposal to ratify the selection of Grant Thornton LLP and the proposal to approve an amendment to the Stock Plan to increase the number of shares of common stock authorized for issuance under the Stock Plan. Because a director nominee is elected by the affirmative vote of the holders of a plurality of the shares of common stock voted, abstentions will have no effect on the vote for the proposal to elect Mr. Radie. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of NASDAQ, "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

  •
  For the election of Mr. Radie, a plurality of the votes cast will be required for election. Only votes "For" or "Withheld" will affect the outcome.

  •
  To be approved, the approval of an amendment to the Stock Plan to increase the number of shares of common stock authorized for issuance under the Stock Plan, must receive "For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, must receive "For" votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 18,114,423 shares outstanding and entitled to vote. Thus, the holders of 9,057,212 shares must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who can help answer your questions?

        If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact our Chief Financial Officer and Secretary, Stan Musial, at 460 East Swedesford Road, Suite 1050, Wayne, PA 19087.

Annual Report

        On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K (including a list briefly describing the exhibits thereto), filed with the SEC, to any record holder or beneficial owner of its common stock on the record date or to any person who subsequently becomes such a record holder or beneficial owner. Requests should be directed to the attention of our Chief Financial Officer at the address set forth above.

PROPOSAL 1

Election of Directors

        Our Board is divided into three classes: Class A, Class B and Class C, with each class serving a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified.

        The Board presently has seven members. Immediately following the Annual Meeting, the service of Messrs. Andrey Kozlov and Andreas Rutger Segerros on the Board will end and the Board will have five members. The following table sets forth information regarding each of our directors whose term of office will continue after the Annual Meeting and the Board's nominee as of April 14, 2014:

Name	Age	Position
Jean-François Formela	57	Chairman of the Board of Directors
Robert Radie	50	Director, President and Chief Executive Officer
Renee Aguiar-Lucander	51	Director
Timothy P. Walbert	47	Director
Gregory Weaver	58	Director

        Mr. Radie, the nominee listed below, is currently one of our directors. If elected at the Annual Meeting, Mr. Radie would serve until the 2017 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. Our directors are expected to attend our Annual Meeting, either in person or telephonically.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, Mr. Radie will be elected if he receives a plurality of the votes cast. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Mr. Radie. If Mr. Radie becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for him will instead will be voted for the election of a substitute nominee proposed by our Board. Mr. Radie has agreed to serve if elected. Our management has no reason to believe that he will be unable to serve.

CLASS A NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2017 ANNUAL MEETING

        Robert Radie.    Mr. Radie is our President and Chief Executive Officer and a member of the Board, positions he has held since March 2012. From November 2010 to October 2011, Mr. Radie served as President and Chief Executive Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in the fourth quarter of 2011. From March 2009 to November 2010, Mr. Radie served as President and Chief Executive Officer of Transmolecular, Inc., a biotechnology company developing cancer diagnostic and treatment products, after serving as a consultant to Transmolecular from December 2008 through March 2009. From September 2008 to December 2008, Mr. Radie was unemployed. From September 2007 to September 2008, Mr. Radie served as the Chief Business Officer of Prestwick Pharmaceuticals, Inc., a specialty pharmaceutical company. Before joining Prestwick, Mr. Radie served in senior management positions with a number of pharmaceutical and biotechnology companies, including Morphotek, Inc., Vicuron Pharmaceuticals, Inc. and Eli Lilly and Company, and as a director of Affinium Pharmaceuticals, Ltd. from July 2012 to March 2014, when a majority of Affinium's assets were acquired by a third party, Mr. Radie also serves as a director of Horse Power For Life, a non-profit organization dedicated to improving the quality of life for individuals diagnosed with cancer, a position he has held since 2007. Mr. Radie received his B.S. in Chemistry from Boston College. The Board believes Mr. Radie's perspective and experience as our President and Chief Executive Officer, as well as his depth of operating and senior management experience in our industry and educational background, provide him with the qualifications and skills to serve as a director.

THE BOARD OF UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF MR. RADIE.

CLASS B DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING

        Jean-François Formela.    Dr. Formela has served as a member of the Board since September 2010 and has served as chair since March 2012. He is currently a partner in the life sciences group of Atlas Venture, an early stage venture capital firm focused on investments in biological and drug discovery technologies, and has served in such capacity since joining Atlas Venture in 1993. He is also the chairman of the board of directors of RaNA Therapeutics, Inc., which he co-founded, and serves on the board of directors of the following privately held companies: Annovation Biopharma, Inc., Arteaus Therapeutics, LLC and F-star Biotechnology Limited. Within the last five years, Dr. Formela has also served on the boards of directors of the following public companies: ARCA biopharma, Inc., Horizon Pharma, Inc. and Achillon Pharmaceuticals, Inc. Prior to joining Atlas Venture, Dr. Formela served as a senior director of medical marketing and scientific affairs at Schering-Plough Corporation, a pharmaceutical company which merged with Merck & Co., Inc.. Dr. Formela began his career as a medical doctor and practiced emergency medicine at Necker University Hospital in Paris. Dr. Formela is a member of the Massachusetts General Hospital Research Advisory Council and a trustee of the Boston Institute of Contemporary Art. He received his M.D. from the Paris University School of Medicine and his M.B.A. from Columbia University. The Board believes Dr. Formela's perspective and experience as an investor and board member in the life sciences industry, as well as his medical practice, combined with his educational background, provides him with the qualifications and skills to serve as a director.

        Renee Aguiar-Lucander.    Ms. Aguiar-Lucander has been a member of the Board since our inception in July 2010 and served as chair from that time until March 2012. Since January 2009, Ms. Aguiar-Lucander has been a partner of Omega Fund Management, a venture capital fund focused on healthcare investments. From 2005 to 2009, she was a partner in the venture capital team of 3i Group plc, a private equity and venture capital firm. While with 3i Group, Ms. Aguiar-Lucander also was a member of the venture capital division's investment committee and a senior member of the European portfolio management team with a focus on healthcare assets. From 2003 to 2005, Ms. Aguiar-Lucander served as an advisor for private equity funds and from 2000 to 2003, she was a managing director in corporate finance with Lehman Brothers, focusing primarily on the technology, media and communications sectors. Prior to joining Lehman Brothers, Ms. Aguiar-Lucander worked for Deutsche Bank and Alex Brown & Sons, both in the United States and in Europe, focusing on mergers and acquisitions and private and public capital raising for growth companies. Ms. Aguiar-Lucander currently serves on the board of NsGene A/S and Spinevision S.A., two privately held Omega portfolio companies. Ms. Aguiar-Lucander has a bachelor's degree in finance from the Stockholm School of Economics and a M.B.A. from INSEAD. The Board believes Ms. Aguiar-Lucander's perspective and experience from healthcare investing combined with her banking background provides her with the qualifications and skills to serve as a director.

CLASS C DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

        Timothy P. Walbert.    Mr. Walbert has served as a member of the Board since March 2014. Mr. Walbert has been president and chief executive officer of Horizon Pharma, Inc. since June 2008 and the chairman of the board of directors since, April 2010. From May 2007 to June 2009, Mr. Walbert served as president, chief executive officer and director of IDM Pharma, Inc., a public biopharmaceutical company which was acquired by Takeda America Holdings, Inc. in June 2009. From January 2006 to May 2007, Mr. Walbert served as executive vice president, commercial operations of NeoPharm, Inc., a public biopharmaceutical company. From June 2001 to August 2005, Mr. Walbert served as divisional vice president and general manager, Immunology, and divisional vice president, global cardiovascular strategy at Abbott, a broad-based healthcare company, now AbbVie, where he led the global development and launch of HUMIRA, the multi-indication blockbuster which attained over $10 billion in 2013 revenue. From April 1998 to June 2001, Mr. Walbert served as director, Celebrex North America and arthritis team leader, Asia Pacific, Latin America and Canada at G.D. Searle & Company, a pharmaceutical company. From 1991 to 1998, Mr. Walbert also held sales and marketing roles with increasing responsibility at G.D. Searle, Merck & Co., Inc. and Wyeth Pharmaceuticals, Inc. Mr. Walbert received his B.A. in business from Muhlenberg College, in Allentown, Pennsylvania. Mr. Walbert also serves on the board of directors of XOMA Ltd. (NASDAQ: XOMA), Raptor Pharmaceutical Corp. (NASDAQ: RPTP), the Biotechnology Industry Organization, the Illinois Biotechnology Industry Organization, ChicagoNEXT, a World Business Chicago led council of technology leaders, and the Greater Chicago Arthritis Foundation. Mr. Walbert was appointed by Illinois Governor Pat Quinn in 2013 to the Illinois Innovation Council. The Board believes Mr. Walbert's perspective and experience in senior management and board positions with companies in our industry, as well as his educational background, provide him with the qualifications and skills necessary to serve as a director.

        Gregory Weaver.    Mr. Weaver has served as a member of the Board since February 2014. Since September 2013, Mr. Weaver has served as the Chief Financial Officer, Senior Vice President, Treasurer and Corporate Secretary of Fibrocell Science, Inc., a publicly held cell therapy company. From June 2011 to July 2013, Mr. Weaver served as Senior Vice President and Chief Financial Officer of Celsion Corporation, a publicly held biotechnology company, and was a director and chairman of the audit committee of Celsion's Board of Directors from 2005 to 2011. From February 2009 to September 2010, Mr. Weaver served as Senior Vice President and Chief Financial Officer of Poniard Pharmaceuticals, a public oncology drug development company. From February 2007 to February 2009, Mr. Weaver served as Chief Financial Officer of Talyst, Inc., a privately-held pharmacy information product company. In 2006 and 2007, he served as Senior Vice President and Chief Financial Officer of Sirna Therapeutics, a public RNA therapeutics company until it was acquired by Merck & Co., Inc. in December 2006. From 2002 to 2005, Mr. Weaver was Chief Financial Officer of Nastech Pharmaceuticals, a public drug delivery company. From 1999 to 2002, Mr. Weaver was Chief Financial Officer of Ilex Oncology Inc., a public oncology drug development company, and from 1996 to 1999, he was Chief Financial Officer of Prism Technologies, a privately-held medical device company. Prior to that, Mr. Weaver held increasingly senior positions with Fidelity Capital and Arthur Andersen LLP. Mr. Weaver currently serves on the board of directors and audit committee of Atossa Genetics, a publicly held diagnostics company, and also served as a director and chairman of the audit committee of SCOLR Pharmaceuticals, a public drug delivery company, from 2007 to 2009. Mr. Weaver is a certified public accountant and received an M.B.A. from Boston College and a B.S. in accounting from Trinity University. The Board believes Mr. Weaver's perspective and experience in senior management positions with drug development companies, as well as his educational background, provide him with the qualifications and skills necessary to serve as a director.

CORPORATE GOVERNANCE

Independence of the Board of Directors

        As required under the NASDAQ listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

        The Board has undertaken a review of the independence of our directors and has determined that all directors except Mr. Radie are independent within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market listing rules and that Messrs. Weaver and Walbert and Ms. Aguiar-Lucander meet the additional tests for independence for Audit Committee members imposed by Rule 10A-3 under the Securities Exchange Act of 1934 and Section 5605(c)(2)(A) of the NASDAQ Stock Market listing rules. Mr. Radie is not an independent director under these rules because he is our Chief Executive Officer.

Board Leadership Structure

        The Board has appointed Dr. Formela Chairman of the Board. The Chairman has the authority, among other things, to preside over Board meetings, to set meeting agendas and to perform all other duties delegated to him from time to time by the Board. We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management's performance, increasing management accountability and improving the ability of the Board to monitor whether management's actions are in our best interests and the best interests of our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

        One of the Board's key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to review and discuss with management and Grant Thornton LLP, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. Our Nominating and Corporate Governance Committee is responsible for developing our corporate governance principles, and periodically reviews these principles and their application. Our Compensation Committee reviews our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.

Meetings of the Board of Directors and Stockholders

        The Board met two times during the last fiscal year following our incorporation in August 2013. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively. Directors are encouraged to attend the Annual Meeting of Stockholders. Because we were not incorporated until August 2013, we did not hold an Annual Meeting of Stockholders in 2013.

Information Regarding Committees of the Board of Directors

        The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information for fiscal year 2013 for each of these Board committees. From time to time, our Board and committees also take action by written consent without a meeting.

Name	Audit		Compensation		Nominating and Corporate Governance
Robert Radie
Jean-François Formela			X	*	X
Andreas Rutger Segerros(1)			X
Renee Aguiar-Lucander	X				X	*
Andrey Kozlov(2)	X
Gregory Weaver(3)	X	*
Timothy P. Walbert(4)	X		X

*
Committee Chairperson

(1)
Mr. Segerros' service on the Board and the Compensation Committee will end immediately following the Annual Meeting.

(2)
Mr. Kozlov's service on the Board and the Audit Committee will end immediately following the Annual Meeting.

(3)
Upon his appointment to the Board in February 2014, Mr. Weaver was appointed as the chairman of the Audit Committee.

(4)
Mr. Walbert will join the Audit and Compensation Committees immediately following the Annual Meeting.

        None of the committees of the Board met during fiscal year 2013 because each of the committees was formed in connection with our initial public offering in February 2014. Each of our Board committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

        Our Audit Committee consists of Mr. Weaver, Mr. Kozlov and Ms. Aguiar-Lucander, each of whom satisfies the independence requirements under NASDAQ Global Market listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Immediately following the Annual Meeting, Mr. Kozlov's service on the Audit Committee will end and Mr. Walbert will join the Audit Committee. Mr. Walbert also satisfies the independence requirements under NASDAQ Global Market listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our Audit Committee is Mr. Weaver, whom our Board has determined to be an "audit committee financial expert" within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Audit Committee requirements. In arriving at this determination, the Board has examined each Audit Committee member's scope of experience and the nature of their employment in the corporate finance sector.

        The primary purpose of our Audit Committee is to assist the Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our consolidated financial statements, and our compliance with legal and regulatory requirements. The functions of our Audit Committee include, among other things:

  •
  hiring the independent registered public accounting firm to conduct the annual audit of our consolidated financial statements and monitoring its independence and performance;

  •
  reviewing and approving the planned scope of the annual audit and the results of the annual audit;

  •
  pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;

  •
  reviewing the significant accounting and reporting principles to understand their impact on our consolidated financial statements;

  •
  reviewing our internal financial, operating and accounting controls with management and our independent registered public accounting firm;

  •
  reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

  •
  reviewing potential conflicts of interest under and violations of our Code of Conduct;

  •
  establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

  •
  reviewing and approving related-party transactions;

  •
  primary responsibility for overseeing our risk management function; and

  •
  reviewing and evaluating, at least annually, our Audit Committee's charter.

        With respect to reviewing and approving related-party transactions, our Audit Committee reviews related-party transactions for potential conflicts of interests or other improprieties. Under SEC rules, related-party transactions are those transactions to which we are or may be a party in which the amount involved exceeds $120,000, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and board membership. Our Audit Committee could approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to the committee or the full Board any potential conflict of interest or personal interest in a transaction that our board is considering. Our executive officers are required to disclose any potential conflict of interest or personal interest in a transaction to the Audit Committee. We also poll our directors and executive officers on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Any director involved in a related-party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, the transaction should be approved in advance and if not approved in advance, must be submitted for ratification as promptly as practical.

        The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. As noted above, the Board has determined that each member of our Audit Committee qualifies as an Audit Committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act, and has financial sophistication in accordance with the NASDAQ Stock Market listing rules. The Board has adopted a charter for the Audit Committee that complies with NASDAQ Stock Market listing rules. The charter is available on our website at www.egalet.com.

Report of the Audit Committee of the Board of Directors

        The Audit Committee assists the Board in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee's charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and to issue a report thereon.

        In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2013 with management and with our independent registered public accounting firm. In addition, the Audit Committee has discussed the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication With Audit Committees" (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements, with Grant Thornton LLP, our independent registered public accounting firm for the year ended December 31, 2013. The Audit Committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (which relates to the independent registered public accounting firm's independence from us) and has discussed with Grant Thornton LLP their independence from us. We have also considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

        Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013.

        The foregoing report has been furnished by the Audit Committee.

Mr. Gregory Weaver Mr. Andrey Kozlov Ms. Renee Aguiar-Lucander

        The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Compensation Committee

        Our Compensation Committee consists of Dr. Formela and Mr. Segerros, each of whom our Board has determined to be independent under The NASDAQ listing standards, a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act, and an "outside director" as that term is defined in Section 162(m) of the Internal Revenue Code. Immediately following the Annual Meeting, Mr. Segerros' service on the Compensation Committee will end and Mr. Walbert will join the Compensation Committee. Our Board has determined that Mr. Walbert is also independent under The NASDAQ listing standards, a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act, and an "outside director" as that term is defined in Section 162(m) of the Internal Revenue Code. The chairperson of our Compensation Committee is Dr. Formela.

        The primary purpose of our Compensation Committee is to assist the Board in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:

  •
  designing and implementing competitive compensation policies to attract and retain key personnel;

  •
  reviewing and formulating policy and determining the compensation of our executive officers and employees;

  •
  reviewing and recommending to the Board the compensation of our directors;

  •
  administering our equity incentive plans and granting equity awards to our employees and directors under these plans;

  •
  if required from time to time, reviewing with management our disclosures under the caption "Compensation Discussion and Analysis" and recommending to the full board its inclusion in our periodic reports to be filed with the SEC;

  •
  if required from time to time, preparing the report of the Compensation Committee to be included in our annual proxy statement;

  •
  engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and

  •
  reviewing and evaluating, at least annually, our Compensation Committee's charter.

        The Board has adopted a charter for the Compensation Committee that complies with NASDAQ Stock Market listing rules. The charter is available on our website at www.egalet.com.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or served during fiscal year 2013, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of the Board or Compensation Committee.

Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee consists of Ms. Aguiar-Lucander and Dr. Formela, each of whom our Board has determined to be independent under The NASDAQ listing standards. The chairperson of our Nominating and Corporate Governance Committee is Ms. Aguiar-Lucander

        The primary purpose of our Nominating and Corporate Governance Committee is to assist the Board in promoting our best interests of and the best interests of our stockholders through the implementation of sound corporate governance principles and practices. The functions of our Nominating and Corporate Governance Committee includes, among other things:

  •
  identifying, reviewing and evaluating candidates to serve on our board;

  •
  determining the minimum qualifications for service on our board;

  •
  developing and recommending to our board an annual self-evaluation process for our board and overseeing the annual self-evaluation process;

  •
  developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our board any changes to such principles; and

  •
  periodically reviewing and evaluating our Nominating and Corporate Governance Committee's charter.

        The Board has adopted a charter for the Nominating and Corporate Governance Committee that complies with NASDAQ Stock Market listing rules. The charter is available on our website at www.egalet.com.

        While the Nominating and Corporate Governance Committee does not have a formal diversity "policy," the Nominating and Corporate Governance Committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. We believe that the Nominating and Corporate Governance Committee's existing nominations process is designed to identify the best possible nominees for the Board, regardless of the nominee's gender, racial background, religion, or ethnicity. The Nominating and Corporate Governance Committee identifies candidates through a variety of means, including recommendations from members of the Board and suggestions from our management including our executive officers. In addition, the Nominating and Corporate Governance Committee considers candidates recommended by third parties, including stockholders. The Nominating and Corporate Governance Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by members of our Board. Nominees should have a reputation for integrity, honesty and adherence to high ethical standards, should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives, should be willing and able to contribute positively to our decision-making process, should have a commitment to understand the Company and our industry and to regularly attend and participate in meetings of the Board and its committees, should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, creditors and the general public, and to act in the interests of all stockholders, should not have, nor appear to have, a conflict of interest that would impair the nominee's ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

        The Nominating and Corporate Governance Committee considers director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 460 East Swedesford Road, Suite 1050, Wayne, PA 19087 no earlier than the close of business on January 16, 2015, and no later than the close of business on February 15, 2015. Submissions must be made in accordance with our bylaws and must include the full name and business address of the proposed nominee, a description of the proposed nominee's principal occupation or employment, the class and series and number of shares of our stock owned by such person, and a description of all arrangements or understandings between the stockholder and each nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Please refer to Article II of our Amended and Restated Bylaws for a description of the formal process to recommend director candidates to the Nominating and Corporate Governance Committee.

Stockholder Communications with the Board of Directors

        We do not have a formal process related to stockholder communications with the Board. However, we strive to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. If you wish to send a communication to the Board, its Chair or the Chair of any committee, please send your communication to our Secretary at Egalet Corporation, 460 East Swedesford Road, Suite 1050, Wayne, PA 19087, who will forward all appropriate communications as requested.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

        We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.egalet.com. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers or directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Director Compensation

        During the fiscal year ended December 31, 2013, we did not pay any cash or other compensation to our non-employee directors, and therefore we have not presented a director compensation table in this proxy statement. None of our non-employee directors held any equity awards of Egalet as of December 31, 2013.

        The Board has adopted a formal non-employee director compensation policy. Each non-employee director will receive an annual cash retainer in the amount of $25,000, payable in equal quarterly installments in arrears on the last day of the fiscal quarter in which such service occurred. Additional annual cash retainers will be paid on the same schedule to the chair of the Board in the amount of $15,000, the chair of the Audit Committee in the amount of $10,000, the chair of the Compensation Committee in the amount of $7,500, and the chair of the Nominating and Corporate Governance Committee in the amount of $5,000.

        In addition to the payment of annual cash retainers, the policy provides for grants of options to purchase shares of our common stock to non-employee directors pursuant to the terms and conditions of the Stock Plan. These options will vest with respect to 1/16 of the underlying shares on the last day of each calendar quarter following the grant date, such that the options will become fully vested on the last day of the calendar quarter following the fourth anniversary of the grant date, subject to the non-employee director's continuing service on the Board. Each non-employee director will be granted an option having a fair market value on the grant date of $25,000 on his or her initial election to the Board. In addition, each non-employee director will be granted an option having a grant date fair value of $10,000 at each annual stockholder meeting.

EXECUTIVE OFFICERS

        The following table sets forth information regarding our executive officers as of April 14, 2014. Biographical information for our President, Chief Executive Officer and Director Mr. Radie is included above with the director biographies under the caption, "Class A Nominee for Election for a Three-Year Term Expiring at the 2017 Annual Meeting."

Name	Age	Position
Robert Radie	50	Director, President and Chief Executive Officer
Stan Musial	53	Chief Financial Officer and Secretary
Mark Strobeck	43	Chief Business Officer
Karsten Lindhardt	42	Vice President, Research and Development

        Stan Musial.    Mr. Musial has served as our Chief Financial Officer since April 2013 and as our Secretary since September 2013. From June 2011 to March 2013, Mr. Musial was self-employed, acting as an independent consultant in the fields of financial management and accounting services. From January 2005 to May 2011, Mr. Musial served as Chief Financial Officer of Prism Pharmaceuticals, Inc., a specialty pharmaceutical and drug development company. Prior to joining Prism Pharmaceuticals, Mr. Musial was Vice President, Finance, and Chief Financial Officer for Strategic Diagnostics, Inc., a publicly-held biotechnology company, from 2002 to 2004. Mr. Musial began his career with KPMG LLP, a professional services company. Mr. Musial received a B.S. in Accounting from the Pennsylvania State University and an M.B.A. from Temple University. He is a Certified Public Accountant in the Commonwealth of Pennsylvania.

        Mark Strobeck, Ph.D.    Dr. Strobeck is our Chief Business Officer, a position he has held since January 2014, and previously served as an adviser to Egalet from June 2012 to December 2013. From January 2012 to December 2013, Dr. Strobeck served as President and Chief Executive Officer and a director of Corridor Pharmaceuticals, Inc. From December 2010 to October 2011, Dr. Strobeck served as Chief Business Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in the fourth quarter of 2011. From June 2010 to November 2010 and October 2011 to January 2012, Dr. Strobeck worked as a consultant. From January 2008 to May 2010, Dr. Strobeck served as Chief Business Officer of Trevena, Inc., a pharmaceutical company. Prior to joining Trevena, Dr. Strobeck held management roles at GlaxoSmithKline, SR One Limited and EuclidSR Partners, L.P. Dr. Strobeck currently serves on the Board of Directors of Horse Power For Life, a non-profit organization dedicated to improving the quality of life for individuals diagnosed with cancer, a position he has held since 2012. Dr. Strobeck received his B.S. in Biology from St. Lawrence University and his Ph.D. in Pharmacology from the University of Cincinnati, and completed his post-doctoral fellowship at the University of Pennsylvania.

        Karsten Lindhardt, Ph.D.    Dr. Lindhardt has served as our Vice President, Research and Development since April 2011 and previously served as our Senior Director of Portfolio Management and Alliance Manager from May 2010 to April 2011. From August 2008 to May 2010, Dr. Lindhardt served as the Director of Portfolio Management for our predecessor Egalet A/S, and as a Project Manager from March 2008 to August 2008. Before joining Egalet A/S, Dr. Lindhardt served in management positions for Curalogic A/S, Prosidion Ltd. and OSI Pharmaceuticals, and as a clinical pharmacologist for Ferring Pharmaceuticals and Novo Nordisk A/S. Dr. Lindhardt received a M.Sci. in Pharmaceutics and a Ph.D. in pharmaceutical development and pharmacology, each from the Royal Danish School of Pharmacy.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information for the fiscal years ended December 31, 2013 and 2012 concerning compensation of our principal executive officer and our only other executive officers who served as an executive officer at any time during the year ended December 31, 2013. We refer to these three executives as our named executive officers. Dr. Strobeck was named our Chief Business Officer in January 2014, and therefore was not a named executive officer as of December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)		All Other Compensation ($)		Total ($)
Robert Radie	2013	325,000	130,000		—		455,000
President and Chief Executive Officer	2012	264,845	100,000	(1)	2,475	(2)	367,320
Stan Musial(3)	2013	173,333	54,000		—		227,333
Chief Financial Officer and Secretary
Karsten Lindhardt, Ph.D.	2013	187,159	28,074	(1)	18,036	(4)	233,269
Vice President of Research and Development	2012	175,026	27,450	(1)	17,376	(4)	219,852

(1)
Represents discretionary annual bonus amounts paid to each officer that were determined by the compensation committee of Egalet UK, our wholly-owned subsidiary. Prior to our initial public offering in February 2014, Egalet UK owned all of our assets and operations..

(2)
Consists of reimbursement of medical insurance premiums.

(3)
Mr. Musial joined the Company and became an executive officer in April 2013.

(4)
Consists of amounts contributed as part of the Danish labor market supplementary pension on behalf of Dr. Lindhardt.

Narrative to Summary Compensation Table

        We have entered into employment agreements with Mr. Radie, our President and Chief Executive Officer, Mr. Musial, our Chief Financial Officer and Secretary, and Dr. Lindhardt, our Vice President of Research and Development.

Employment Agreements

Employment Agreements with Messrs. Radie and Musial

        The term of employment for Messrs. Radie and Musial under their employment agreements began upon the consummation of our initial public offering and will continue until the executive's employment with us terminates for any reason. Each employment agreement sets forth the executive's annual base salary and target bonus opportunity as well as the executive's right to participant in our employee benefits plans, programs and arrangements. Mr. Radie's current annual base salary is $410,000 and Mr. Musial's current annual base salary is $300,000, in each case subject to annual review and increase at the discretion of the Board. Mr. Radie has an annual target bonus opportunity equal to 40% of his annual base salary and Mr. Musial has an annual target bonus opportunity equal to 30% of his annual base salary. The executives' annual bonus opportunities will be subject to the terms and conditions of our Annual Incentive Bonus Plan. The executives must be employed by us on the payment date in order to be paid any such bonus except as otherwise described below in the section entitled "Potential Payments Upon a Termination or Change in Control." Each employment agreement also provides for additional payments and benefits to be made in connection with the executive's termination of employment, as described below in the section entitled "Potential Payments upon a

Termination or Change in Control." Each employment agreement provides that during the term of employment and for a period of 12 months thereafter (24 months if we terminate the executive's employment without cause or the executive terminates his employment for good reason, in either case, within 24 months following a change in control), the executive will not compete with us or solicit our customers or employees. Each employment agreement also contains provisions requiring the executive to safeguard our confidential information and to assign to any intellectual property developed by the executive during his employment by us.

Employment Agreement with Dr. Lindhardt

        The term of employment under Dr. Lindhardt's employment agreement began upon the consummation of our initial public offering and shall continue until the last day of the month in which he reaches the age of 70, unless terminated earlier as described below. Dr. Lindhardt's employment may be terminated by us without cause with 12 months' prior written notice (24 months in the case of a notice of termination without cause delivered within 24 months following a change in control) or by Dr. Lindhardt with six months' prior written notice. We may also terminate Dr. Lindhardt's employment for cause without notice and with one month's notice if Dr. Lindhardt has been unable to work due to sickness for a total of 120 days during any 12 month period. Dr. Lindhardt's employment agreement sets forth his annual base salary, target bonus opportunity and other benefits. Dr. Lindhardt's annual base salary is approximately $225,000 (converted from Danish krone), subject to annual review. Dr. Lindhardt has an annual target bonus opportunity equal to 30% of his annual base salary. Dr. Lindhardt must be employed by us on the payment date in order to be paid any such bonus, except as otherwise described below in the section entitled "Potential Payments upon a Termination or Change in Control." Dr. Lindhardt is entitled to participate in a general pension scheme to which we will contribute an amount equal to ten percent of his annual base salary. Dr. Lindhardt's employment agreement provides that, during the term of his employment and any applicable notice period, Dr. Lindhardt will observe a duty of loyalty to us that prohibits him from, among other things, directly or indirectly competing with us. Dr. Lindhardt's employment agreement also contains provisions requiring him to safeguard our confidential information and to assign to us any intellectual property developed by him during his employment by us.

Outstanding Equity Awards at Fiscal Year-End

        None of our named executive officers had any equity awards outstanding as of December 31, 2013. We have the ability to grant equity awards pursuant to our employees, including our named executive officers, pursuant to the Stock Plan. See Proposal 2 for a description of the Stock Plan, including the number of shares that have been granted under the Stock Plan as of April 14, 2014, and a copy of the Stock Plan is attached to this Proxy Statement as Annex A.

Potential Payments Upon a Termination or Change in Control

        As of December 31, Mr. Radie and Mr. Musial were each party to offer letters with Egalet UK pursuant to which they were entitled to receive a specified percentage of the net proceeds received by

Egalet UK or its stockholders upon the consummation of specified change of control transactions, as set forth in the following table.

Transaction Type	Robert S. Radie Entitlement(1)	Stan Musial Entitlement(1)
Change of control transaction in which net proceeds to Egalet UK or its stockholders equal up to $250,000,000	4.0%	1.0%
Change of control transaction in which net proceeds to Egalet UK or its stockholders are in excess of $250,000,000	4.5%	1.25%

(1)
Expressed as a percentage of the net proceeds received by Egalet UK or its stockholders upon consummation of the transaction.

        As of December 31, 2013, Dr. Lindhardt was party to an agreement with Egalet UK pursuant to which he was entitled to receive a bonus equal to 0.75% of the net proceeds received by Egalet UK or its stockholders upon consummation of specified change of control transactions.

        The rights of Messrs. Radie and Musial and Dr. Lindhardt under these agreements terminated upon the consummation of our initial public offering in 2014 in consideration for our entry into their respective employment agreements and the grant to them of 445.200 shares, 139,200 shares and 139,200 shares of restricted stock, respectively, upon consummation of our initial public offering pursuant to the Stock Plan.

        Under the terms of their employment agreements, Messrs. Radie and Musial are entitled to payments and benefits in connection with the termination of their employment with us under specified circumstances. Upon the termination of the executive's employment for any reason, we will pay the executive or the executive's estate, as applicable, the executive's accrued but unpaid base salary and accrued but unused vacation time. If the executive's employment is terminated due to death or disability, we will also pay the executive any bonus earned but not paid under the Annual Incentive Bonus Plan for the preceding fiscal year. In addition, if the executive's employment is terminated by us without cause, but not due to the executive's death or disability, or by the executive for good reason, then we will pay the executive any bonus earned but not paid under the Annual Incentive Bonus Plan for the preceding fiscal year and, subject to the executive's execution of a general release of claims and his continued compliance with the restrictive covenants described above, we will continue to pay the executive his annual base salary for a period of 12 months (24 months if such termination occurs within 24 months following a change in control) and we will reimburse the executive for the costs of continued health coverage for himself and his eligible dependents under COBRA or a private health insurance policy, less the amount that, absent such termination, the executive would have been required to pay for such coverage under our health plan. Such payments will continue for 12 months (24 months if such termination occurs within 24 months following a change in control) or, if earlier, until the executive becomes eligible for coverage under another medical plan. The executive will also be entitled to any stock-based compensation due to the executive pursuant to any written agreement with us, on the terms and conditions set forth therein.

        Under the terms of his employment agreement, Dr. Lindhardt is entitled to 12 months' prior written notice if his employment is terminated by us without cause (24 months' prior written notice if such termination occurs within 24 months following a change in control) and one month's prior written notice if his employment is terminated by us for sickness, as described above in greater detail. In addition, Dr. Lindhardt must provide us with six months' prior written notice to voluntarily terminate his employment. During the applicable notice period, we will continue to pay Dr. Lindhardt all amounts due under his employment agreement, and Dr. Lindhardt's equity awards, if any, will continue to vest.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE EGALET CORPORATION 2013 STOCK-BASED INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

Introduction

        The Board unanimously approved, and recommends that our stockholders approve, an amendment to the Egalet Corporation 2013 Stock-Based Incentive Plan, which we refer to as the Stock Plan, to increase the number of shares available for grant under the Stock Plan by 2,000,000 shares. A copy of the amendment is attached to this Proxy Statement as Annex B. This amendment will become effective only upon its approval by our stockholders.

        The purpose of the Stock Plan is to assist us and our subsidiaries and affiliates in attracting and retaining employees, non-employee directors and consultants by offering them a greater stake in our success and a closer identity with it, and to encourage ownership of our stock by such employees, non-employee directors and consultants. The Stock Plan was first adopted by our Board of Directors on November 7, 2013 and was subsequently approved by our stockholders. The maximum number of shares that may be issued under the plan is 1,680,000.

        Since the adoption of the Stock Plan, we have granted equity incentive awards to participants in the Stock Plan. As of April 14, 2014 we had 18,114,423 total shares of our common stock outstanding with 484,944 shares remaining for future grants under the Stock Plan. As of April 14, 2014 we had outstanding under all of our equity and equity-based plans (i) 81,696 stock options, with a weighted average exercise price of $13.11 and a weighted average remaining term of 9.88 years and (ii) 1,113,360 shares of restricted stock with a weighted average grant date fair value of $12.23 and weighted average term until vesting of 1.24.

        In addition, we have granted under the Stock Plan awards consisting of options to purchase 1,499 shares of our common stock that are currently vested. The Board has concluded that it is in our best interests, and in the best interests of our stockholders, to increase the number of shares available for grant under the Stock Plan by 2,000,000 shares. In making this recommendation, the Board considered various aspects of the Stock Plan, including the number of shares subject to outstanding awards, the number of shares that remain available for future awards under the Stock Plan, our historical pattern of granting equity awards, the cost of issuing additional shares, the impact of share dilution on existing shareholders, and the central role of equity compensation in our compensation programs. The Board believes that the proposed increase in the number of shares is necessary for retaining the flexibility to grant equity-based compensation at levels that optimal for motivating and rewarding our employee's for their contributions to our success and the growth in the value of our common stock.

        The following summary of the Stock Plan sets for the principal features of the Stock Plan, as amended. This summary is entirely qualified by reference to the Stock Plan, a copy of which is attached to this Proxy Statement as Annex A. In the event of any contradiction or inconsistency between the summary and the terms of the Stock Plan, the terms of the Stock Plan will control.

Summary of the Stock Plan

        Share Reserve and Limitations.    We initially reserved an aggregate of 1,400,000 shares of our common stock for issuance pursuant to awards granted under the Stock Plan. In connection with preparing for our initial public offering, the Board and our stockholders approved a 1.2 to 1 forward stock split of our common stock, thereby increasing the number of shares reserved for issuance to 1,680,000. As of April 14, 2014 there were 484,944 shares available for future awards under the Stock Plan, and, if our stockholders approve the proposed amendment, there will be 2,484,944 shares available for future awards under the Stock Plan. The maximum number of shares of common stock that may be subject to awards granted to an individual participant during a single year is 1,840,000.

        Eligibility.    All of our employees, non-employee directors and consultants, and the employees, non-employee directors and consultants of our subsidiaries and affiliates, are eligible to receive awards under the Stock Plan.

        Administration.    The Stock Plan is administered by our Compensation Committee (the "Committee"). The Committee has the power to: (i) select the employees, consultants and non-employee directors who will receive awards pursuant to the Stock Plan; (ii) determine the type or types of awards to be granted to each participant; (iii) determine the number of shares of common stock to which an award will relate, the terms and conditions of any award granted under the Stock Plan, including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an award, based in each case on such considerations as the Committee shall determine, and all other matters to be determined in connection with an award; (iv) determine whether, to what extent, and under what circumstances an award may be canceled, forfeited, or surrendered; (v) determine whether, and to certify that, the performance goals to which the settlement of an award is subject are satisfied; (vi) correct any defect or supply any omission or reconcile any inconsistency in the Stock Plan; (vii) adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Stock Plan; and (viii) construe and interpret the Stock Plan and make all other determinations as it may deem necessary or advisable for the administration of the Stock Plan. The Committee also has the power to determine the effect, if any, of a change in control upon the Stock Plan and any outstanding awards. The Committee may delegate some or all of its powers to any of our executive officers or any other person, other than its authority to grant awards to certain specified executives.

        Types of Awards.    Awards that can be granted under the Stock Plan include common stock, deferred stock, restricted stock, restricted stock units, or RSUs, stock options and stock appreciation rights, or SARs.

        Common Stock.    In a common stock award, a participant receives a grant of shares of our common stock that are not subject to any restrictions on transfer or other vesting conditions. Upon the grant date, the participant will have all of the customary rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends with respect to such shares.

        Deferred Stock.    In a deferred stock award, we agree to deliver, subject to certain conditions, a fixed number of shares of common stock to the participant at the end of a specified deferral period or periods. During such period or periods, the participant will have no rights as a stockholder with respect to any such shares. No dividends will be paid with respect to shares of deferred stock during the applicable deferral period, and the participant will have no future right to any dividend paid during such period.

        Restricted Stock.    In a restricted stock award, a participant receives a grant of shares of common stock that are subject to certain restrictions, including forfeiture of such stock upon the happening of certain events. During the restriction period, holders of restricted stock will have the right to vote the shares of restricted stock. No dividends will be paid with respect to shares of restricted stock during the applicable restriction period, and the participant shall have no future right to any dividend paid during such period.

        Restricted Stock Units.    An RSU is a grant of the right to receive a payment in our common stock or cash, or in a combination thereof, equal to the fair market value of a share of our common stock on the expiration of the applicable restriction period or periods. During such period or periods, the participant will have no rights as a stockholder with respect to any such shares. No dividends will be paid with respect to shares underlying an RSU during the applicable restriction period, and the participant will have no future right to any dividend paid during such period.

        Stock Options.    Stock options granted under the Stock Plan may be either incentive stock options or non-qualified stock options. The exercise price of an option shall be determined by the Committee, but must be at least 100% of the fair market value of our common stock on the date of the grant. If the participant owns, directly or indirectly, shares constituting more than 10% of the total combined voting power of all classes of our stock, the exercise price of an incentive stock option must be at least 110% of the fair market value of a share of common stock on the date the incentive stock option is granted.

        Stock Appreciation Rights.    A grant of a SAR entitles the holder to receive, upon exercise of the SAR, the excess of the fair market value of one share of our common stock on the date of exercise over the grant price of the SAR as determined by the Committee. The grant price of a SAR may never be less than 100% of the fair market value of a share of common stock on the date of grant.

        Performance Goals.    In the discretion of the Committee, any award may be granted subject to performance goals that must be met by the end of a period specified by the Committee, but that are substantially uncertain to be met before the grant of the award, and that must be based upon one or more of the following as they relate to us, our subsidiaries or affiliates, or any business unit or department thereof: (i) stock price, (ii) market share, (iii) sales, (iv) earnings per share, (v) diluted earnings per share, (vi) diluted net income per share, (vii) return on shareholder equity, (viii) costs, (ix) cash flow, (x) return on total assets, (xi) return on capital or invested capital, (xii) return on net assets, (xiii) operating income, (xiv) net income, (xv) earnings (or net income) before interest, taxes, depreciation and amortization, (xvi) improvements in capital structure, (xvii) gross, operating or other margins, (xviii) budget and expense management, (xix) productivity ratios, (xx) working capital targets, (xxi) enterprise value, (xxii) safety record, (xxiii) completion of acquisitions or business expansion (xxiv) economic value added or other value added measurements, (xxv) expenses targets, (xxvi) operating efficiency, (xxvii) regulatory body approvals for commercialization of products, (xxviii) implementation or completion of critical projects or related milestones (including, without limitation, milestones such as clinical trial enrollment targets, commencement of phases of clinical trials and completion of phases of clinical trials) or (xxix) partnering or similar transactions. The Committee may structure awards to qualify for the exemption for performance-based compensation to the limitations on the deductibility of compensation in excess of $1,000,000 paid to certain of our executive officers under Section 162(m) of the Code; however, the Committee retains the discretion to grant awards that are not fully deductible under Section 162(m) of the Code. Performance goals with respect to awards that are not intended to constitute qualified performance-based compensation under Section 162(m) of the Code may be based on one or more of the preceding measures or any other measure that the Committee may determine in its sole discretion. Performance goals may be measured absolutely or relative to an index or peer group.

        Effect of a Change in Control.    Upon the occurrence of a change in control of the Company, the Committee may, in its discretion: (i) fully vest any or all awards; (ii) determine whether all applicable performance goals have been achieved and the applicable level of performance; (iii) cancel any outstanding awards in exchange for a cash payment of an amount, but not less than zero, equal to the difference between the then fair market value of the award less the exercise or base price of the award; (iv) after having given the participant a chance to exercise any vested outstanding options or SARs, terminate any or all of the participant's unexercised options or SARs; (v) where we are not the surviving corporation after a change in control, cause the surviving corporation to assume or replace all outstanding awards with comparable awards; or (vi) take such other action as the Committee shall determine appropriate.

        Effects of Certain Corporate Transactions.    In the event of a stock dividend, recapitalization, forward or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other corporate transaction or event that affects our common stock, the Committee shall make equitable adjustments in (i) the number and kind of shares of common stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of common stock issuable in respect of outstanding awards, (iii) the aggregate number and kind of shares of common stock available under the Stock Plan, and (iv) the exercise or grant price relating to any award, or if deemed appropriate, the Committee may also make provision for a cash payment with respect to any outstanding award.

        Actions Requiring Stockholder Approval.    Our Board of Directors must obtain stockholder approval in order to take any action that would (i) increase the number of shares subject to the Stock Plan, except for adjustments upon changes in capitalization; (ii) result in the repricing, replacement or repurchase of any option, SAR or other award; or (iii) be required to be submitted for stockholder approval under any federal or state law or regulation or NASDAQ listing rules.

        Clawback.    Any award granted under the Stock Plan, including a common stock award, will be subject to mandatory repayment by the participant to us pursuant to the terms of any "clawback" or recoupment policy that is directly applicable to the Stock Plan and set forth in an award agreement or as required by law to be applicable to the participant.

        Transfer Restrictions.    No award or other right or interest of a participant under the Stock Plan may be assigned or transferred for any reason during the participant's lifetime, other than to us or any of our subsidiaries or affiliates. Notwithstanding the foregoing, the Committee may grant awards, other than incentive stock options, that are transferable by the participant during his or her lifetime, but only to the extent specifically provided in the agreement entered into with such participant. No incentive stock option shall be transferable other than by will or the laws of descent and distribution.

Certain Federal Income Tax Considerations

        The following discussion is a summary of certain U.S. federal income tax considerations that may be relevant to participants in the Stock Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations that may be relevant to a participant.

        PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE STOCK PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSIDERATIONS.

Common Stock

        Upon the grant of an award of our common stock, a participant will recognize ordinary income equal to the difference between the amount paid, if any, for the common stock and the fair market value of the common stock on the grant date, and subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. The participant's tax basis in the shares of common stock will equal the fair market value of such shares on the grant date. Upon sale of shares of common stock, the participant will recognize short-term or long-term capital gain or loss, depending on whether at the time of sale the shares have been held for more than one year following the grant date. The gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant's hands.

Deferred Stock

        A participant recognizes no taxable income and we are not entitled to a deduction when deferred stock is awarded. When the deferral period for the Award ends and the participant receives shares of common stock, the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. A participant's tax basis in shares of common stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant's hands.

Restricted Stock

        Shares of restricted stock received pursuant to Awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives shares of restricted stock does not make the election described below, the participant recognizes no taxable income upon the receipt of shares of restricted stock and we are not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. A participant's tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant's holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant's hands.

        Participants receiving shares of restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and we will be entitled to a corresponding compensation deduction at that time. By making a Section 83(b) election, the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant's tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant's holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to us, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with us, each within 30 days after a restricted stock award is granted, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the restricted stock award is granted.

Restricted Stock Unit

        A participant will recognize no taxable income when RSUs are granted, and we are not entitled to a deduction upon such grant. When the award is settled and the participant receives shares of common stock, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. A participant's tax basis in shares of common stock received at the end of a restriction period will be equal to the fair market value of such shares when the participant receives them, and the participant's holding period will begin on such date. Upon the sale of such shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant's hands. In addition, as discussed below, RSUs may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.

Non-Qualified Options

        A participant recognizes no taxable income and we are not entitled to a deduction when a non-qualified option is granted. Upon exercise of a non-qualified option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. A participant's tax basis in the shares of common stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the participant's holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a non-qualified option, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant's tax basis in such shares.

        Under the Stock Plan, non-qualified options may, with the consent of the Committee, be exercised in whole or in part with shares of common stock or restricted stock held by the participant. Payment in common stock or restricted stock will be treated as a tax-free exchange of the shares of common stock surrendered for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in restricted stock, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the restricted stock surrendered. The fair market value of shares of common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

Incentive Stock Options

        A participant recognizes no taxable income, and we are not entitled to a deduction, when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss recognized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and we will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a "disqualifying disposition"), the participant will recognize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option. Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

        Under the Stock Plan, incentive stock options may, with the consent of the Committee, be exercised in whole or in part with shares of common stock held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of common stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs

        A participant recognizes no taxable income and we are not entitled to a deduction when a SAR is granted. Upon exercising a SAR, a participant will recognize ordinary income in an amount equal to the cash or the fair market value of the stock received minus any amount paid for the stock, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. A participant's tax basis in the shares of common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant's holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant's tax basis in such shares.

Section 162(m) Limitations on Compensation Deductions

        Pursuant to Section 162(m) of the Code, a publicly-held corporation may be denied a deduction for compensation paid in any one taxable year in excess of $1 million to a "covered employee" unless the compensation properly qualifies as "performance-based compensation" subject to certain requirements. A covered employee for this purpose is the chief executive officer of the corporation and each of the three other most highly compensated officers of the corporation (other than the chief financial officer), as reported to shareholders under the Securities Exchange Act of 1934. If the Committee determines that it is necessary or advisable to ensure deduction under Section 162(m) of the Code, certain participants who may be covered employees will be granted awards that meet the applicable requirements for performance-based compensation such that compensation that is otherwise deductible under the Code will not be subject to limitation under Section 162(m) of the Code.

Withholding

        We are entitled to deduct from the payment of any award (whether made in stock or in cash), or any other payment due to a participant under the Stock Plan, all applicable income and employment taxes required by federal, state, local or foreign law to be withheld in connection with any transaction involving an award. Withholding in the form of shares of common stock shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

Section 409A

        Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation, such as restricted stock units, that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code. If the applicable requirements of Section 409A of the Code are not met with respect to an award, the value of the award (to the extent not already included in gross income) will be included in the participant's taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received. In addition, such violation will result in an additional tax to the participant of 20% of the value of the award plus applicable interest computed from the date the award was earned, or if later, the date on which it vested. Participants are urged to consult their tax advisors to determine if Code Section 409A has any impact on their awards.

Section 280G

        If the vesting or payment of an award made to a "disqualified individual" (as defined in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting and/or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an "excess parachute payment" (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such "excess parachute payment" received by such "disqualified individual" and Section 280G of the Code would prevent us or any of our subsidiaries or affiliates, as applicable, from deducting such "excess parachute payment."

New Plan Benefits

        The benefits that will be awarded or paid under the Stock Plan are not currently determinable. Awards granted under the Stock Plan are within the discretion of the Committee, and the Committee has not determined future Awards or who might receive them.

Equity Compensation Plan Information

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	0	$0	1,680,000	(1)
Equity compensation plans not approved by security holders	0	$0	0
Total	0	$0	1,680,000

(1)
Includes 1,680,000 shares available for issuance at December 31, 2013 under the 2013 Stock-Based Incentive Plan. As of April 14, 2014, 484,944 shares remained available for issuance under the 2013 Stock-Based Incentive Compensation Plan. We initially reserved 1,400,000 shares of our common stock for issuance pursuant to awards granted under the Stock Plan. In connection with preparing for our initial public offering, the Board and our stockholders approved a 1.2 to 1 forward stock split of our common stock, thereby increasing the number of shares reserved for issuance to 1,680,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of April 14, 2014 by: (i) each director and nominee for director; (ii) each Named Executive Officer; (iii) all of our executive officers and directors as a group; and (iv) all stockholders known us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5%+ Beneficial Owners
Omega Entities(2)	2,646,148	14.6%
Index Entities(3)	2,618,865	14.5%
Atlas Venture Fund VII, L.P.(4)	2,461,083	13.6%
Sunstone Life Science Ventures Fund II K/S(5)	2,014,692	11.1%
Egalet A/S(6)	1,292,307	7.1%
Shionogi Ltd.(7)	1,250,000	6.9%
Non-Employee Directors
Jean-Francois Formela(4)	2,461,083	13.6%
Andreas Rutger Segerros(5)	2,014,692	11.1%
Renee Aguiar-Lucander(9)	314,574	1.7%
Gregory Weaver(10)	130	*
Timothy P. Walbert(11)	233	*
Andrey Kozlov	—	*
Named Executive Officers
Robert Radie(13)	445,200	2.5%
Stan Musial(13)	139,200	*
Mark Strobeck(13)	139,200	*
Karsten Lindhardt(8)(13)	139,588	*
All executive officers and directors as a group (10 persons)(12)	4,790,629	26.4%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC, which information may not be accurate as of April 14, 2014. Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Egalet Corporation, 460 East Swedesford Road, Suite 1050, Wayne, PA 19087. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own. Applicable percentages are based on 18,114,423 shares outstanding on April 14, 2014, adjusted as required by rules promulgated by the SEC.

(2)
The amount reported includes 2,016,251 shares held of record by Danish Biotech SPV I P/S ("Danish Biotech") and 314,574 shares held of record by Omega Fund IV L.P. ("Omega Fund IV," and together with Danish Biotech, the "Omega Entities"). Omega Fund IV and Danish Biotech are affiliates. The directors of Danish Biotech, who have sole dispositive and voting power over shares held by Danish Biotech, consist of the following individuals: Kevin Brennan, Sharon Alvarez and Barry McClay. Omega Fund IV GP, L.P. ("Omega GP") is the general partner of Omega, and Omega Fund IV GP Manager, Ltd. ("Omega Manager") is the general partner of Omega GP and has sole dispositive and voting power over shares held by Omega Fund IV. Renee

  Aguiar-Lucander, one of our directors, is also a director of Omega Manager. Each of Danish Biotech and Omega Fund IV disclaims beneficial ownership of the shares of our common stock held of record by such other entity. Danish Biotech beneficially owns approximately 24.4% of the equity securities of Egalet A/S, and therefore the reported total also includes 315,323 of the shares beneficially owned by Egalet A/S as shown in the table. The address for the Omega Entities is 1 Royal Plaza, Royal Avenue, St. Peter Port, Guernsey GY1 2HL.

(3)
The amount reported includes 867,096 shares held of record by Index Ventures III (Delaware) L.P. ("Index Delaware"), 426,848 shares held of record by Index Ventures III (Jersey) L.P. ("Index Jersey"), 15,443 shares held of record by Index Ventures Parallel Entrepreneur Fund (Jersey) L.P. ("Index PEF," and together with Index Delaware and Index Jersey, the "Index Funds"), 25,891 shares held of record by Yucca (Jersey) SLP ("Yucca"), and 1,007,033 shares held of record by Index Ventures Life VI (Jersey) L.P. ("Index VI," and collectively with Yucca and the Index Funds, the "Index Entities"). As the general partner of the Index Funds, Index Venture Associates III Limited ("Index Associates III") may be deemed to have shared dispositive power and shared voting power over the shares owned by the Index Funds. As the general partner of Index VI, Index Venture Life Associates VI Limited ("Index Associates VI") may be deemed to have shared dispositive power and shared voting power over the shares owned by Index VI. Yucca is a co-investment vehicle that is contractually required to mirror the investments of the Index Funds and Index VI. As a result, Index Associates III and Index Associates VI may be deemed to share the right to direct the voting and dispositive control over the shares held by Yucca which track the investments of the Index Funds and Index VI, respectively, by virtue of their shared dispositive power over and shared voting power over the shares owned by the Index Funds and Index VI, respectively. The members of the board of directors of Index Associates III, Bernard Dallé, David Hall, Nigel Greenwood, Ian Henderson and Sinéad Meehan, share voting and dispositive power over the shares held by Index III Associates. Each of the Index Entities disclaims beneficial ownership of the shares of our common stock held of record by any of the other Index Entities. The Index Entities beneficially own approximately 21.4% of the equity securities of Egalet A/S in the aggregate, and therefore the total also includes 276,554 of the shares beneficially owned by Egalet A/S as shown in the table. The address for the Index Entities is No. 1 Seaton Place, St. Helier, Jersey, Channel Islands, JE4 8YJ.

(4)
The amount reported includes 2,152,222 shares held of record by Atlas Venture Fund VII, L.P. ("Atlas Venture Fund"). Atlas Venture Associates VII, L.P. ("Atlas Venture Associates") is the general partner of Atlas Venture Fund, and Atlas Venture Associates VII, Inc. ("Atlas Venture Inc.") is the general partner of Atlas Venture Associates. Jean-François Formela, one of our directors, is also a director of Atlas Venture Inc. The other directors of Atlas Venture Inc. are Peter Barrett, Bruce Booth, Fred Destin, and Jeff Fagnan. Therefore, each of Atlas Venture Associates, Atlas Venture Inc., Peter Barrett, Bruce Booth, Fred Destin, Jeff Fagnan and Dr. Formela may be deemed to share the right to direct the voting and dispositive control of shares held by Atlas Venture Fund. Atlas Venture Fund beneficially owns approximately 23.9% of the equity securities of Egalet A/S, and therefore the reported total also includes 308,861 of the shares beneficially owned by Egalet A/S as shown in the table. The address for Atlas Venture Fund is 25 First Street, Suite 303, Cambridge, MA 02141.

(5)
The amount reported includes 1,859,615 shares held of record by Sunstone Life Science Ventures Fund II K/S (the "Fund"). Sunstone LSV General Partner II ApS (the "General Partner") has sole dispositive and voting power over shares held by the Fund. The members of the board of directors of the General Partner, Peter Benson, Soren Lemonius, Sten Verland and Merete Lundbye Moller, share voting and dispositive power over shares held by the General Partner. Mr. Segerros is authorized to act on the General Partner's behalf jointly with any member of the General Partner's board of directors with respect to matters relating to us. The Fund beneficially owns approximately

  12.0% of the equity securities Egalet A/S, and therefore the total also includes 155,077 of the shares beneficially owned by Egalet A/S as shown in the table. The address for the Fund is Lautrupsgade 7, 5, DK-2100, Copenhagen O, Denmark.

(6)
The board of directors of Egalet A/S has sole dispositive and voting power over shares held by Egalet A/S. The directors of Egalet A/S are Peter Mollerup, Dr. Formela, Ms. Aguiar-Lucander and Francesco de Rubertis. The address for Egalet A/S is Lejrvej 37-41, Kr Vaerlose, DK-3500, Vaerlose, Denmark.

(7)
For the purpose of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, Shionogi Ltd. is the direct record owner of and may be deemed to have shared voting and dispositive power with respect to, and Shionogi & Co., Ltd. may be deemed to beneficially own and have shared voting and dispositive power with respect to the shares held by Shionogi Ltd. as reflected in the table above. The address for Shionogi Ltd. is 1-8, Doshomachi 3-chome, Chuo-ku, Osaka 541-0045, Japan.

(8)
Dr. Lindhardt beneficially owns approximately 0.03% of the equity securities of Egalet A/S, and therefore the total includes 388 of the shares beneficially owned by Egalet A/S as shown in the table.

(9)
The amount reported includes 314,574 shares of common stock issuable upon conversion of convertible bridge notes held by Omega Fund IV. Omega GP is the general partner of Omega, and Omega Manager is the general partner of Omega GP. Ms. Aguiar-Lucander is also a director of Omega Manager. Therefore, each of Omega GP, Omega Manager, and Ms. Aguiar-Lucander may be deemed to share the right to direct the voting and dispositive control of shares held by Omega Fund IV.

(10)
Represents shares issuable pursuant to stock options exercisable within 60 days of April 14, 2014

(11)
Includes 83 shares issuable pursuant to stock options exercisable within 60 days of April 14, 2014.

(12)
Represents 862,800 shares held of record by our current executive officers, 213 shares issuable pursuant to stock options exercisable within 60 days of April 14, 2014 held of record by our directors, and 3,927,466 shares held of record by entities affiliated with certain of our directors and executive officers.

(13)
With the exception shares attributed to Dr. Lindhardt as a result of his ownership of Egalet A/S as described above in note 8, all of the shares beneficially owned by our executive officers are restricted shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers (as defined under Section 16(a) of the Exchange Act), directors and persons who own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based on the fact that our initial public offering was not completed until February 2014,we believe that during fiscal year 2013, no such forms were required to be filed by our officers, our directors or our 10% or greater beneficial owners, and that each of the reporting persons therefore complied with all of the applicable Section 16(a) of the Exchange Act filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We were incorporated in Delaware in August 2013 and prior to our initial public offering had nominal assets and no operations. Prior to our initial public offering, Egalet UK, formed in July 2010, owned all of our assets and operations and acquired them in July 2010 from Egalet A/S, which was founded under the laws of Denmark. Egalet A/S is one of our shareholders. In connection with our initial public offering, in November 2013, all of the issued and outstanding ordinary and preferred shares of Egalet UK were exchanged for an identical number of shares of our common stock and preferred stock in the Share Exchange, which resulted in Egalet UK becoming our wholly owned subsidiary.

        The following is a description of transactions since January 1, 2013 to which we or Egalet UK have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our or Egalet UK's directors, executive officers or to our knowledge, beneficial owners of more than 5% of our or Egalet UK's capital stock had or will have a direct or indirect material interest.

        Our Audit Committee is responsible for the review, approval and ratification of related person transactions between us and any related person.

April 2013 Bridge Financing

        On April 26, 2013, Egalet UK entered into a Convertible Loan Agreement (the "April 2013 Loan Agreement"), with Atlas Venture Fund VII, L.P., Danish Biotech SPV I, P/S, Sunstone Life Science Ventures Fund II K/S, Index Ventures III (Jersey) L.P., Index Ventures III (Delaware) L.P., Index Ventures III Parallel Entrepreneurs Fund (Jersey) L.P., Yucca (Jersey) SLP, in its capacity as administrator of the Index Co-investment Scheme and Enso Ventures 2 Limited (f/k/a CLS Capital Holdings Limited) (collectively, the "2013 Bridge Investors"), certain of whom are beneficial owners of 5% of more of our outstanding common stock, as indicated in the table above under the caption "Security Ownership of Certain Beneficial Owners and Management.".

        Pursuant to the April 2013 Loan Agreement, the 2013 Bridge Investors agreed to provide an aggregate of $5,000,000 in convertible loans to Egalet UK. Interest accrued at a rate of 6% per annum on all amounts outstanding. In connection with the Share Exchange, we entered into a novation with Egalet UK whereby we replaced Egalet UK as a party to the April 2013 Loan Agreement. As a result of this novation, amounts outstanding under the loans became convertible into our common stock instead of ordinary shares of Egalet UK. On December 23, 2013, we entered into an amendment to the April 2013 Loan Agreement with the 2013 Bridge Investors whereby the maturity date was extended from December 31, 2013 until April 26, 2014. In connection with our initial public offering, all amounts outstanding were converted into the number of shares of our common stock obtained by dividing the loan amount by 50% of the per share price of the shares in the initial public offering, or $12.00, pursuant to the terms of the April 2013 Loan Agreement.

August 2013 Bridge Financing

        On August 29, 2013, Egalet UK entered into a Senior Convertible Loan Agreement (the "2013 Senior Loan Agreement"), with Atlas Venture Fund VII, L.P., Danish Biotech SPV I, P/S, Sunstone Life Science Ventures Fund II K/S, Index Ventures Life VI (Jersey) L.P., Index Ventures III (Jersey) L.P., Index Ventures III (Delaware) L.P., Index Ventures III Parallel Entrepreneurs Fund (Jersey) L.P., Yucca (Jersey) SLP, in its capacity as administrator of the Index Co-investment Scheme, Omega Fund IV L.P. and Enso Ventures 2 Limited (collectively, the "2013 Senior Loan Investors"), certain of whom are beneficial owners of 5% of more of our outstanding common stock, as indicated in the table above under the caption "Security Ownership of Certain Beneficial Owners and Management."

        Pursuant to the 2013 Senior Loan Agreement, the 2013 Senior Loan Investors agreed to provide an aggregate of $10,000,000 in convertible loans to Egalet UK upon closing of the 2013 Senior Loan Agreement. The 2013 Senior Loan Investors had the option to invest up to an additional $10,000,000 upon the closing of an initial public offering of at least €20,000,000 of Egalet UK shares at a per share price that values Egalet UK at least €80,000,000 (a "Qualifying IPO"), but the failure of any such investor to invest a specified minimum amount upon a Qualifying IPO would result in such investor's convertible notes and preferred securities being adjusted to convert into ordinary shares under adverse conversion rates, and such investor will not be entitled to its pro rata portion of the warrants described below. Specifically, amounts outstanding under the convertible loans would be convertible into ordinary shares at a per share price equal to 400% of the offering price per share and the preferred shares will be convertible into ordinary shares at a ratio of two preferred shares per ordinary share. Interest accrued at a rate of 6% per annum on all amounts outstanding, and the loans would have matured on August 29, 2014.

        As part of the 2013 Senior Loan Agreement, the 2013 Senior Loan Investors received warrants to purchase up to 600,000 ordinary shares of Egalet UK at an exercise price of €0.01 per share. Each investor's warrants would automatically be exercised immediately prior to a consummation of a Qualifying IPO if such investor purchases a specified minimum amount of ordinary shares in such an offering.

        In connection with the Share Exchange, we entered into a novation with Egalet UK whereby we replaced Egalet UK as a party to the 2013 Senior Loan Agreement, including the warrants to purchase up to 600,000 shares at an exercise price that became $0.001 per share. As a result of this novation, amounts outstanding under the loans became convertible into our common stock instead of ordinary shares of Egalet UK. In connection with our initial public offering, all amounts outstanding were converted into the number of shares of our common stock obtained by dividing the loan amount by 50% of the per share price of the shares in the initial public offering, or $12.00, and each of the investors exercised their respective warrants to purchase shares of our common stock at an exercise price of $0.001 per share, in each case, pursuant to the terms of the August 2013 Loan Agreement.

Collaboration and License Agreement with Shionogi Limited

        In November 2013, we entered into a collaboration and license agreement with Shionogi Limited ("Shionogi"), the beneficial owner of 5% or more of our outstanding common stock, granting Shionogi an exclusive, royalty-bearing, worldwide license to develop, manufacture and commercialize abuse-deterrent hydrocodone-based product candidates using our technology. Shionogi will be responsible for all expenses associated with the development of these product candidates and is responsible for the completion of all clinical trials necessary to support NDA filings for the product candidates. Under the terms of the agreement, Shionogi made an upfront payment to us of $10.0 million. We are eligible to receive additional payments upon the achievement of specified regulatory and sales-based milestones. These milestone payments may exceed $300 million in the aggregate if multiple product candidates are approved. If any products are approved for marketing, we are also eligible to receive royalties at percentage rates ranging from the mid-single digits to the low-teens on net sales of licensed products.

Consulting Arrangements

        Dr. Paul Goldenheim, a director of Egalet UK from March 2012 to August 2013, received consulting fees from Egalet UK pursuant to a consultancy agreement. In exchange for the provision of certain services no fewer than two days each week, Dr. Goldenheim was paid $138,000 and $115,000 for the years ended December 31, 2011 and 2012, respectively. This agreement was terminated in September 2013.

        Dr. Mark Strobeck, our Chief Business Officer, received advisory fees from Egalet UK pursuant to an agreement with Egalet UK dated June 1, 2012. In exchange for Dr. Strobeck providing certain advisory services from time to time under the agreement, Dr. Strobeck was paid $75,000 and $150,000 for the years ended December 31, 2012 and 2013, respectively. This agreement was terminated effective January 1, 2014.

Shareholders' Agreement

        In connection with the Share Exchange, we entered into a Shareholders' Agreement with each of the 2013 Bridge Investors and Egalet A/S, a beneficial owner of 5% or more of our outstanding common stock. With the exception of the provisions regarding registration rights, each provision of the Shareholders' Agreement was terminate and of no further force and effect upon consummation of our initial public offering.

Participation in our Initial Public Offering

        In February 2014, the 2013 Senior Loan Investors purchased 833,333 shares of our common stock in our initial public offering at the initial public offering price of $12.00 per share

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Principal Accountant Fees and Services

        The following table represents aggregate fees billed to us for the fiscal year ended December 31, 2013 by Grant Thornton LLP, our independent registered public accounting firm. We were incorporated in August 2013.

Fiscal Year Ended 2013
(in thousands)
Audit Fees	$235,452
Audit-related Fees	0
Tax Fees	9,056
All Other Fees(1)	597,136

Total Fees	$841,644

(1)
Consists of fees incurred in connection with our initial public offering.

        Audit fees:    Consists of fees associated with the annual audit of our financial statements, the reviews of our interim financial statements and the issuance of consent and comfort letters in connection with registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

        Audit-related fees:    Consists of technical consultations related to complex accounting matters.

        Tax fees:    Consists of fees for tax services, including tax compliance, and related expenses.

        We did not incur any other fees in 2013. As our Audit Committee was formed in connection with our initial public offering in February 2014, the fees described above were not pre-approved by the Audit Committee, and were instead approved by the Board. In the future, we intend for all such fees to be pre-approved by the Audit Committee.

Pre-approval Policies and Procedures

        The Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, Grant Thornton LLP. The Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        If Grant Thornton LLP renders services other than audit services to us, the Audit Committee will determine whether the rendering of these services is compatible with maintaining the Grant Thornton LLP's independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Egalet stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify us or your broker. Direct your written request to Investor Relations, Egalet Corporation, 460 East Swedesford Road, Suite 1050, Wayne, PA 19087 or contact Investor Relations at 917-432-9275. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ STAN MUSIAL Stan Musial Chief Financial Officer and Secretary
April 30, 2014

        A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2013 is available without charge upon written request to: Secretary, Egalet Corporation, 460 East Swedesford Road, Suite 1050, Wayne, PA 19087.

Annex A

EGALET CORPORATION

2013 STOCK-BASED
INCENTIVE COMPENSATION PLAN

        1.    Purpose of the Plan

        The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Employees, Consultants and Non-Employee Directors by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such Employees, Consultants and Non-Employee Directors.

        2.    Definitions

        As used herein, the following definitions shall apply:

          2.1.  "Affiliate" means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

          2.2.  "Award" means a grant of Common Stock, Deferred Stock, Restricted Stock, Restricted Stock Units, Options or SARs under the Plan.

          2.3.  "Award Agreement" means the written agreement, instrument or document evidencing an Award, including any such item in an electronic medium.

          2.4.  "Board" means the Board of Directors of the Company.

          2.5.  "Change in Control" means, after the Effective Date (and not including the public offering of the Company, which shall not be treated as a Change in Control for purposes of the Plan), any of the following events:

            (a)   a "person" (as such term in used in Sections 13(d) and 14(d) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13D-3 under the 1934 Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

            (b)   during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.5(a), Section 2.5(c) or Section 2.5(d) hereof) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

            (c)   the Company merges or consolidates with any other corporation, other than in a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

            (d)   the complete liquidation of the Company or the sale or other disposition of all or substantially all of the Company's assets.

            (e)   Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for this Section, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a "change in control event" as defined in Section 409A of the Code.

          2.6.  "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder. A reference to any provision of the Code or the Treasury regulations promulgated thereunder shall include reference to any successor provision of the Code or the Treasury regulations.

          2.7.  "Committee" means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director, an Outside Director and an "independent director" within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market Equity Rules.

          2.8.  "Common Stock" means the common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Section 13.

          2.9.  "Company" means Egalet Corporation, a Delaware corporation, or any successor corporation.

          2.10.  "Consultant" means an individual who renders services to the Company, a Subsidiary or an Affiliate as a consultant, advisor or independent contractor.

          2.11.  "Deferral Period" means the period during which the receipt of a Deferred Stock Award under Section 7 will be deferred.

          2.12.  "Deferred Stock" means Common Stock to be delivered at the end of a Deferral Period and awarded by the Committee under Section 7.

          2.13.  "Effective Date" has the meaning set forth in Section 25.

          2.14.  "Employee" means an individual, including an officer or director, who is employed by the Company, a Subsidiary or an Affiliate.

          2.15.  "Fair Market Value" means the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Common Stock shall mean, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded.

          2.16.  "Incentive Stock Option" means an Option or a portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in the applicable Award Agreement.

          2.17.  "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. A reference to any provision of the 1934 Act or rule promulgated under the 1934 Act shall include reference to any successor provision or rule.

          2.18.  "Non-Employee Director" means a member of the Board who meets the definition of a "non-employee director" under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

          2.19.  "Non-Qualified Option" means an Option or a portion thereof not intended to be an Incentive Stock Option and designated as a Non-Qualified Option in the applicable Award Agreement.

          2.20.  "Option" means a right to purchase a specified number of shares of Common Stock at a specified price awarded by the Committee under Section 6 of the Plan.

          2.21.  "Outside Director" means a member of the Board who meets the definition of an "outside director" under Section 162(m) of the Code.

          2.22.  "Participant" means any Employee, Consultant or Non-Employee Director who receives an Award.

          2.23.  "Performance Cycle" means the period selected by the Committee during which the performance of the Company, any Subsidiary, any Affiliate or any business unit thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

          2.24.  "Performance Goal" means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met before the grant of the Award) and that, in the case of Qualified Performance-Based Awards, must be based upon any one or more of the following as they relate to the Company, its Subsidiaries or Affiliates (or any business unit or department thereof): (i) stock price, (ii) market share, (iii) sales, (iv) earnings per share, (v) diluted earnings per share, (vi) diluted net income per share, (vii) return on shareholder equity, (viii) costs, (ix) cash flow, (x) return on total assets, (xi) return on capital or invested capital, (xii) return on net assets, (xiii) operating income, (xiv) net income, (xv) earnings (or net income) before interest, taxes, depreciation and amortization, (xvi) improvements in capital structure, (xvii) gross, operating or other margins, (xviii) budget and expense management, (xix) productivity ratios, (xx) working capital targets, (xxi) enterprise value, (xxii) safety record, (xxiii) completion of acquisitions or business expansion of the company, our subsidiaries or affiliates (or any business unit or department thereof) (xxiv) economic value added or other value added measurements, (xxv) expenses targets, (xxvi) operating efficiency, (xxvii) regulatory body approvals for commercialization of products, (xxviii) implementation or completion of critical projects or related milestones (including, without limitation, milestones such as clinical trial enrollment targets, commencement of phases of clinical trials and completion of phases of clinical trials) or (xxix) partnering or similar transactions, in all cases, whether measured absolutely or relative to an index or peer group. The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. Performance Goals with respect to Awards that are not intended to be Qualified Performance-Based Awards may be based on one or more of the preceding measures or any other measure that the Committee may determine in its sole discretion. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

          2.25.  "Plan" means the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

          2.26.  "Qualified Performance-Based Award" means an Award or portion of an Award that is intended to satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code.

          2.27.  "Restricted Stock" means Common Stock awarded by the Committee under Section 8 of the Plan.

          2.28.  "Restricted Stock Unit" means the right to a payment in Common Stock or in cash, or in a combination thereof, awarded by the Committee under Section 9 of the Plan.

          2.29.  "Restriction Period" means the period during which Restricted Stock awarded under Section 8 of the Plan and Restricted Stock Units awarded under Section 9 of the Plan are subject to forfeiture.

          2.30.  "SAR" means a stock appreciation right awarded by the Committee under Section 11 of the Plan.

          2.31.  "Subsidiary" means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

          2.32.  "Ten Percent Shareholder" means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

        3.    Eligibility

        Any Employee, Consultant or Non-Employee Director is eligible to receive an Award.

        4.    Administration and Implementation of Plan

          4.1.    The Plan shall be administered by the Committee.    Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries and Affiliates, their Employees, Consultants and directors, Participants, persons claiming rights from or through Participants and stockholders of the Company. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith by the Committee with respect to the Plan or any Awards granted hereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

          4.2.  Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the Employees, Consultants and Non-Employee Directors who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

          4.3.  The Committee's powers shall also include responsibility to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards. Upon a Change in Control, the Committee may, at its discretion, (i) fully vest any or all Awards made under the Plan, (ii) determine whether all applicable Performance Goals have been achieved and the applicable level of performance, (iii) cancel any outstanding Awards in exchange for a cash payment of an amount (including zero) equal to the difference between the then Fair Market Value of the Award less the option or base price of the Award, (iv) after having given the Participant a reasonable chance to exercise any vested outstanding Options or SARs, terminate any or all of the Participant's unexercised Options or SARs, (v) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards or (vi) take such other action as the Committee shall determine to be appropriate.

          4.4.  The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant's termination of employment or service with the Company or any Subsidiary or Affiliate; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed, including, without limitation, any vesting period. All Awards shall be evidenced by an Award Agreement. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

          4.5.  To the extent permitted by applicable law, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to make awards to Employees who are (i) "officers" as defined in Rule 16a-1(f) under the 1934 Act, (ii) "covered employees" within the meaning of Section 162(m) of the Code or (iii) officers or other Employees who are delegated authority by the Committee pursuant to this Section. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind the authority delegated to any person pursuant to this Section. Any action undertaken by any such person or persons in accordance with the Committee's delegation of authority pursuant to this Section shall have the same force and effect as if undertaken directly by the Committee.

        5.    Shares of Stock Subject to the Plan

          5.1.  Subject to adjustment as provided in Section 13, the total number of shares of Common Stock available for Awards under the Plan shall be 1,400,000.

          5.2.  Subject to adjustment as provided in Section 13, (i) the maximum number of shares of Common Stock available for Awards that are intended to be Incentive Stock Options shall not exceed 1,400,000 and (ii) the maximum number of shares of Common Stock available for Awards that may be granted to any individual Participant shall not exceed                                    during any calendar year.

          5.3.  If any shares subject to an Award are forfeited or such Award otherwise terminates, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. SARs or Restricted Stock Units to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the SAR or Restricted Stock Unit. If any shares subject to an Award are retained or reacquired by the Company in payment of an exercise price or satisfaction of a withholding or other tax obligation in connection with any Award, such shares shall not be made available for future Awards under the Plan.

          5.4.  Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

        6.    Common Stock

        An Award of Common Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are not subject to forfeiture except as set forth in Section 21. Upon the Award of Common Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant, designating the Participant as the registered owner. The Participant shall have all of the customary rights of a stockholder with respect to the Award of Common Stock, including the right to vote shares of the Common Stock and receive dividends with respect to the Common Stock.

        7.    Deferred Stock

        An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period or Periods. Such an Award shall be subject to the following terms and conditions:

          7.1.  Upon the Award of Deferred Stock, the Committee shall direct that the number of shares subject to such Award be credited to the Participant's account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in the Award Agreement. Prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant's account.

          7.2.  During the Deferral Period, no dividend shall be paid with respect to shares covered by a Deferred Stock Award and the Participant shall have no future right to any dividend paid during the Deferral Period.

          7.3.  The Deferral Period may consist of one or more installments. Provided that the Deferred Stock has not been previously forfeited, at the end of the Deferral Period or any installment thereof, the shares of Deferred Stock applicable to such installment, shall be issued and delivered to the Participant (or, where appropriate, the Participant's legal representative) in accordance with the terms of the Award Agreement.

        8.    Restricted Stock

        An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

          8.1.  Upon the Award of Restricted Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, returned to the Company to be held in escrow during the Restriction Period. In all cases, the Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

          8.2.  During the Restriction Period, the Participant shall have the right to vote shares of Restricted Stock. During the Restriction Period, no dividend shall be paid with respect to the number of shares covered by a Restricted Stock Award and the Participant shall have no future right to any dividend paid during the Restriction Period.

          8.3.  Provided that the Restricted Stock has not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of shares specified thereunder, and the legend, if any, imposed hereunder shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant's legal representative).

        9.    Restricted Stock Units

        An Award of Restricted Stock Units is a grant by the Company of the right to receive a payment in Common Stock or in cash, or in a combination thereof, that is equal to the Fair Market Value of a share of Common Stock as of the date of vesting or payment, as set forth in the applicable Award Agreement, which right is subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

          9.1.  Any amount payable upon the end of the Restriction Period with respect to a Restricted Stock Unit shall be paid by the Company in shares of Common Stock, in cash or in a combination of shares of Common Stock and cash, as determined by the Committee in its sole discretion or as set forth in the Award Agreement.

          9.2.  Provided that the Restricted Stock Units have not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of Restricted Stock Units specified thereunder, and shares of Common Stock or cash with a value equal to the Fair Market Value of the shares of Common Stock underlying such Restricted Stock Units shall be delivered to the Participant (or, where appropriate, the Participant's legal representative).

        10.    Options

        Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

          10.1.  Option Price:    The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Ten Percent Shareholder), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

          10.2.  Term of Options:    The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

          10.3.  Incentive Stock Options:    Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of an Award Agreement that cannot be so construed shall be disregarded. In no event may a Participant be granted an Incentive Stock Option which does not comply with the grant and vesting limitations prescribed by Section 422(b) of the Code. Incentive Stock Options may not be granted to Employees of Affiliates or to Consultants or Non-Employee Directors.

          10.4.  Payment of Option Price:    The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in cash, or (ii) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the Participant and valued at Fair Market Value on the date of exercise. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Participant and valued at Fair Market Value on the date the Option is exercised. In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. An Option may be exercised only for a whole number of shares of Common Stock.

        11.    Stock Appreciation Rights

        SARs give the Participant the right to receive, upon exercise of the SAR, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The grant of SARs shall be subject to the following terms and conditions:

          11.1.  The term of a SAR shall in no event be greater than ten years.

          11.2.  The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

          11.3.  The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR.

        12.    Qualified Performance-Based Awards.

        To the extent the Committee determines, in its sole discretion, that it is necessary or advisable in order to comply with the deductibility limitations of Section 162(m) of the Code applicable to Qualified Performance-Based Awards, the following rules shall apply:

          12.1.  Only an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which covered employees will be Participants for a Performance Cycle within the earlier of (i) the first 90 days of a Performance Cycle and (ii) the lapse of 25% of the Performance Cycle.

          12.2.  The Committee shall establish in writing within the earlier of (i) the first 90 days of a Performance Cycle and (ii) the lapse of 25% of the Performance Cycle, and in any event, while the outcome is substantially uncertain, (A) Performance Goals for the Performance Cycle, and (B) in respect of such Performance Goals, a minimum acceptable level of achievement below which no payment will be made or no Award shall vest or become exercisable, and an objective formula or other method for determining the amount of any payment to be made or the extent to which an Award hereunder shall vest or become exercisable if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

          12.3.  Following the completion of a Performance Cycle, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the Performance Cycle based upon the Performance Goals and the related formulas or methods as determined pursuant to Section 12.2. The Committee shall then determine the actual amount payable or the extent to which an Award is vested or exercisable as a result of attainment of such Performance Goals under each Participant's Award for the Performance Cycle, and, in doing so, may reduce or eliminate, except as otherwise provided in the Award Agreement, the amount of the Award. In no event shall the Committee have the authority to increase Award amounts to any covered employee under a Qualified Performance-Based Award.

          12.4.  A Qualified Performance-Based Award granted, vesting or becoming exercisable with respect to a Performance Cycle shall be paid (unless such Award is subject to the Participant's exercise, which exercise such Participant has not effectuated) as soon as practicable following completion of the certification described in Section 12.3 but in no event later than December 31 of the year following the year in which the applicable Performance Cycle ends.

        13.    Adjustments upon Changes in Capitalization

          13.1.  In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects the Common Stock, the Committee shall adjust (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise or grant price relating to any Award. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event. It is provided, however, that in the case of any such transaction or event, the Committee may make any additional adjustments to the items in (i) through (iv) above which it deems appropriate in the circumstances, or make provision for a cash payment with respect to any outstanding Award; and it is provided, further, that no adjustment shall be made under this Section that would cause the Plan to violate Section 422 of the Code with respect to Incentive Stock Options or that would adversely affect the status of any Award that is "performance-based compensation" under Section 162(m) of the Code.

          13.2.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 13.1) affecting the Company, any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Awards to the extent that such adjustment would adversely affect the intended status of the Award as "performance-based compensation" under Section 162(m) of the Code.

        14.    Termination and Amendment

          14.1.  The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the

  Company's stockholders if (i) such action would increase the number of shares subject to the Plan, (ii) such action results in the repricing, replacement or repurchase of any Option, SAR or other Award, or (iii) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, in each case, except as provided in Section 13.1; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto, except as the Committee determines in its sole discretion to be necessary or advisable to ensure a deduction under Section 162(m) of the Code or to comply with Section 409A of the Code or an exemption therefrom. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award, except as the Committee determines in its sole discretion to be necessary or advisable to ensure a deduction under Section 162(m) of the Code or to comply with Section 409A of the Code or an exemption therefrom.

          14.2.  The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the intended status of an Award as "performance-based compensation" under Section 162(m) of the Code.

        15.    No Right to Award, Employment or Service

        Neither the Plan nor any action taken hereunder shall be construed as giving any Employee, Consultant or Non-Employee Director any right to be retained in the employ or service of the Company, any Subsidiary or Affiliate. For purposes of the Plan, transfer of employment or service between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment or service.

        16.    Taxes

        The Company, any Subsidiary or Affiliate is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Subsidiary or Affiliate and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations. Withholding of taxes in the form of shares of Common Stock shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates. Participants who are subject to the reporting requirements of Section 16 of the 1934 Act may elect to pay all or a portion of any withholding or other taxes due in connection with an Award by directing the Company to withhold shares of Common Stock that would otherwise be received in connection with such Award.

        17.    Limits on Transferability; Beneficiaries

        No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

        18.    No Rights to Awards; No Stockholder Rights

        No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

        19.    Foreign Nationals.

        Without amending the Plan, Awards may be granted to Employees, Consultants and Non-Employee Directors who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

        20.    Securities Law Requirements

          20.1.  No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

          20.2.  The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

        21.    Recoupment

        Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company pursuant to the terms of any Company "clawback" or recoupment policy directly applicable to the Plan and (i) set forth in the Participant's Award Agreement or (ii) required by law to be applicable to the Participant.

        22.    Termination

        Unless the Plan previously shall have been terminated by action of the Board, the Plan shall terminate on the 10-year anniversary of the Effective Date, and no Awards under the Plan shall thereafter be granted.

        23.    Fractional Shares

        The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

        24.    Governing Law

        To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

        25.    Effective Date

        The Plan shall be effective as of the date approved by the Company's shareholders.

Annex B

AMENDMENT NO. 1
TO THE EGALET CORPORATION
2013 STOCK-BASED INCENTIVE COMPENSATION PLAN

        AMENDMENT NO. 1 TO THE EGALET CORPORATION 2013 STOCK-BASED INCENTIVE COMPENSATION PLAN, made as of April [    ], 2014 (this "Amendment").

        Pursuant to Section 14 of the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan, the Plan is hereby amended as follows:

          1.     Effective upon the approval of the Company's stockholders at the Company's Annual Meeting of Stockholders on June 9, 2014, Section 5.1 and 5.2 of the Plan are hereby amended and restated to read as follows:

            "5.1. Subject to adjustment as provided in Section 13, the total number of shares of Common Stock available for Awards under the Plan shall be 3,680,000.

            5.2.  Subject to adjustment as provided in Section 13, (i) the maximum number of shares of Common Stock available for Awards that are intended to be Incentive Stock Options shall not exceed 3,680,000 and (ii) the maximum number of shares of Common Stock available for Awards that may be granted to any individual Participant shall not exceed 1,840,000 during any calendar year."

        Except as specifically provided in and modified by this Amendment, all of the terms and conditions of the Plan are hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment.

        IN WITNESS WHEREOF, the Company has caused this Amendment to the Egalet Corporation 2013 Stock-Based Incentive Compensation Plan to be executed by its duly authorized officers this      day of April, 2014.

EGALET CORPORATION
By:
Name:
Title:

B-1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0000213698_1 R1.0.0.51160 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Robert Radie EGALET CORPORATION ATTN: STAN MUSIAL 460 E. Swedesford Road Suite 1050 Wayne, PA 19087 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. To approve an amendment to the Egalet Corporation 2013 Stock-Based Incentive Plan to increase the number of shares of common stock authorized for issuance under the plan. 3. To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions)

0000213698_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . EGALET CORPORATION Annual Meeting of Stockholders June 9, 2014 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoints Robert Radie, President and Chief Executive Officer and Stan Musial, Chief Financial Officer and Secretary, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EGALET CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EST on June 9, 2014, at the Sheraton Hotel, 480 North Gulph Road, King of Prussia, Pennsylvania 19406, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Address change/comments: Continued and to be signed on reverse side